Exhibit 99.2
Item 2. Properties
We have significant operations in approximately 100 manufacturing and 32 research facilities in 27 countries. The facilities and the segment to which they relate are detailed in the tables below:

					Research and
			Reportable	Manufacturing	Technical
	Country	Location	Segment	Locations	Facilities
Non-U.S.	Argentina	Zarate	(1,2,5)	X
	Australia	Geelong	(1,2,5)	X	X
	Bahamas	Inagua	(6)	X
	Brazil	Jacarei	(1,2,5)	X	X
	Canada	Iles-De-La-Madeleine	(6)	X
		Lindbergh	(6)	X
		Ojibway	(6)	X
		Pugwash	(6)	X
		Regina	(6)	X
		West Hill	(1,2)	X
		Windsor	(6)	X
	China	Beijing	(1,2)	X
		DongGuan	(4)	X	X
		Hong Kong	(4)	X	X
		Shanghai	(1,2,4,5)	X	X
	Colombia	Barranquilla	(1,2,5)	X
	France	Chauny	(5)	X
		Lauterbourg	(1,2,4,5)	X
		Semoy	(2)	X
		Valbonne	(1,2,5)		X
		Villers-Saint-Paul	(1,3,5)	X
	Germany	Arnsberg	(5)	X	X
		Bremen	(2)	X
		Strullendorf	(5)	X
	India	Taloja	(1,2)	X	X
	Indonesia	Cilegon	(1,2)	X
	Italy	Mozzanica	(1,2)	X
		Mozzate	(2)	X	X
		Parona	(2)	X
		Romano d'Ezzelino	(5)	X	X
	Japan	Kyoto	(4)	X	X
		Mie	(4)	X
		Nagoya	(1,2,5)	X
		Ohmiya	(4)		X
		Sasakami	(4)	X	X
		Soma	(5)	X
	Mexico	Apizaco	(1,2,5)	X
		Toluca	(2)	X
	Netherlands	Delfzijl	(5)	X
	New Zealand	Auckland	(1,2)	X
	Philippines	Las Pinas	(1,2)	X
	Singapore	Singapore	(2)	X
	South Africa	New Germany	(1,2,5)	X
	South Korea	Chonan	(4)	X	X
	Spain	Castellón	(5)	X	X
		Tudela	(1,2,3)	X
	Sweden	Landskrona	(1,2)	X
	Switzerland	Littau/Lucerne	(4)	X	X
		Buchs	(5)	X	X
	Taiwan	Chunan	(4)	X	X
		Min-Hsiung	(1,2,5)	X
		Taoyuan Hsien	(4)	X	X
	Thailand	Maptaphut	(1,2,3,5)	X
	United Kingdom	Coventry	(4)	X
		Dewsbury	(1,2)	X
		Grangemouth	(2)	X
		Jarrow	(5)	X

					Research and
			Reportable	Manufacturing	Technical
	State	Location	Segment	Locations	Facilities
U.S.	Arizona	Glendale	(6)	X
		Phoenix	(4)		X
	California	Davis	(5)		X
		Hayward	(1,2)	X
		La Mirada	(1,2)	X
		Long Beach	(6)	X
		Newark	(6)	X
	Delaware	Newark	(4)	X	X
	Florida	Cape Canaveral	(6)	X
	Illinois	Kilbourn	(5)	X
		Elston Dock	(6)	X
		Elgin	(2,6)		X
		Elk Grove	(2)	X
		Kankakee	(1,2)	X
		Ringwood	(2)	X
	Indiana	Warsaw	(5)	X
	Kansas	Hutchinson	(6)	X
	Kentucky	Louisville	(1,2,3)	X
	Louisiana	Weeks Island	(5,6)	X
	Massachusetts	Marlborough	(4)	X	X
		North Andover	(4,5)	X	X
		Woburn	(5)	X	X
	Michigan	Manistee	(6)	X
	New Jersey	Perth Amboy	(6)	X
	New York	Freeport	(4)	X	X
		Silver Springs	(6)	X
	North Carolina	Charlotte	(1,2)	X	X
	Ohio	Cincinnati	(2,5)	X
		Fairport	(6)	X
		Rittman	(6)	X
		West Alexandria	(2)	X	X
	Pennsylvania	Bristol	(1,2,3,5)	X
		Philadelphia	(5)	X
		Reading	(5)	X	X
		Spring House	(1,2,3,5)		X
	Tennessee	Knoxville	(1,2,3,5)	X
	Texas	Bayport	(3,5)	X
		Deer Park	(3,5)	X	X
		Lone Star	(1,2)	X
		Grand Saline	(6)	X
	Utah	Grantsville	(6)	X
	Virginia	Blacksburg	(4)	X	X
	Washington	Elma	(5)	X

(1)	Paint and Coatings Materials

(2)	Packaging and Building Materials

(3)	Primary Materials

(4)	Electronic Materials Group

(5)	Performance Materials Group

(6)	Salt, including mines and evaporation facilities

We consider our facilities to be well maintained and suitably equipped to meet the production requirements of each of our business segments.
Safety was a key focus, and the overall corporate safety record improved to a rate of 0.94 injuries for every 200,000 hours worked in 2006 from 0.95 injuries for every 200,000 hours worked in 2005 and 0.99 injuries for every 200,000 hours worked in 2004.